UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 24, 2012, the Board of Directors of NiMin Energy Corp. (the “Company”) decided not to renew President Sven Hagen’s employment contract as a means to streamline management. Effective January 24, 2012, Dr. Hagen resigned as a director and officer of the Company and its subsidiaries. In connection therewith, the Company and Dr. Hagen entered into a Separation Agreement dated January 24, 2012 pursuant to which the Company has agreed to provide Dr. Hagen with the following severance benefits:

•	Aggregate severance of $120,000, payable in equal monthly installments during 2012

•	Monthly reimbursement of health and dental insurance premiums in the amount of $1,414.26 through September 15, 2012

•

Accelerated vesting of 400,001 options, with an exercise price of Cdn $1.25 that would have otherwise vested on September 4, 2012, and all vested options may be exercised on or before December 31, 2012

Item 8.01. Other Events.

On January 27, 2012, the Company issued a press release disclosing Dr. Hagen’s resignation, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

On January 30, 2012, the Company issued a press release with an operations update, which is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Company press release dated January 27, 2012

99.2	Company press release dated January 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP. (Registrant)

January 30, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company press release dated January 27, 2012

99.2	Company press release dated January 30, 2012